Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Announces Completion of its Inventory Valuation Methodology Review

Announces Second Quarter Results and Filing of Second Quarter Form 10-Q, Issues Third and Fourth Quarter Guidance, Provides Conference Call Information

--Conference Call to be Held at 9:30 a.m. EDT on Wednesday, October 25, 2006--

HOUSTON, TX, October 24, 2006 - Stage Stores, Inc. (NYSE: SSI) today reported that it has completed its review of the Company’s inventory valuation methodology. Based upon this review process, and with the concurrence of the Audit Committee of the Company’s Board of Directors, the Company has concluded that its historical use of the retail method of inventory valuation (the “retail method”) is acceptable, and that, other than an immaterial error related to historical accounting for credits received from vendors for handling charges at the Company’s distribution centers, which the Company corrected in the second quarter, no errors have occurred in previously issued financial statements. Therefore, no restatements of the Company’s previously issued financial statements are required.

Jim Scarborough, Chairman and Chief Executive Officer, commented, “It is gratifying to determine that, after completing a very extensive and thorough review of our historical inventory valuation methodology, no restatements of our previously issued financial statements will be necessary. However, after carefully evaluating several inventory valuation methodology alternatives during this review process, we have concluded that the best course of action for our Company is to change to the weighted average cost method (the “cost method”), which we believe to be a preferable method. Based upon the completion of the implementation of the Retek merchandising system in our Peebles division in January of this year, our information systems are now fully capable of supporting the application of the cost method across our entire chain.”

--more--

Stage Stores Announces Completion of its
Inventory Valuation Methodology Review
Page - 2

Accordingly, the Company will take the following actions:

•
It will change its method of accounting for inventory from the retail method to the cost method. The Company believes the cost method is preferable, as it results in an inventory valuation that more closely reflects the acquisition cost of the Company’s inventory. In addition, the cost method provides for a better matching of cost of sales with related sales, particularly on a monthly and quarterly basis.

•
In connection with the change in its method of accounting for merchandise inventories to the cost method, the Company will also change its accounting policy related to its historical treatment of distribution center costs associated with preparing inventory for sale. While these distribution center costs have historically been expensed as incurred, the Company will now capitalize these costs into inventory and will recognize the expense as the merchandise is sold. The Company believes that capitalizing distribution center costs is preferable as it incorporates a key component of the costs associated with preparing inventory for sale into the valuation of inventory on a cost basis, and achieves a better matching of cost of sales with related sales.

•
These changes in inventory accounting policies will be retrospectively applied and reported as changes in accounting principles under SFAS No. 154, “Accounting Changes and Error Corrections”, as of January 29, 2006, the first day of the Company’s 2006 fiscal year. The effect of these changes in accounting principles for periods prior to 2006 is not determinable, as the period-specific information required to value inventory on the cost method is not available for periods prior to January 29, 2006.

The Company filed its Form 10-Q for the second quarter ended July 29, 2006, on October 24, 2006. This Form 10-Q includes the Company’s condensed interim financial statements and a Preferability Letter from its independent registered public accounting firm related to the changes in accounting principles discussed above.

The impact of these changes in accounting principles on certain financial statement line items is as follows:

•	The Company’s merchandise inventories balance as of the beginning of fiscal 2006 is approximately $268.1 million, which is approximately $15.6 million

--more--

Stage Stores Announces Completion of its
Inventory Valuation Methodology Review
Page - 3

lower than the $283.7 million that was reported under the Company’s historical retail method. This is a non-cash reduction, which is due to the changes in accounting principles and is not an indication of an inventory impairment or write-off, as the underlying retail value of the Company’s inventories is not affected.

•
The Company’s retained earnings balance as of the beginning of fiscal 2006 is approximately $224.7 million, which is approximately $9.8 million lower than the $234.5 million that was reported under the Company’s historical retail method. This reduction in retained earnings, which is net of tax of approximately $5.8 million, reflects the cumulative effect of the changes in accounting principles as of the beginning of 2006.

•
The changes in accounting principles reduced the Company’s previously reported diluted earnings per share from $0.72 to $0.31 for the quarter ended April 29, 2006, and increased diluted earnings per share for the quarter ended July 29, 2006 from $0.02 per share before the changes in accounting principles to $0.13 per share after the accounting changes.

•
The changes in accounting principles are expected to lower gross profit in the first and third quarters, and to increase gross profit in the second and fourth quarters, versus historical levels and rates of sale.

•
In its second quarter Form 10-Q, the Company has described in greater detail the changes in accounting principles, and has quantified the impact on those financial statement line items that were affected by these changes.

During the second quarter, the Company also changed its historical accounting for credits received from vendors for handling charges at the Company’s distribution centers. The Company had historically recorded such credits when received as a reduction, or offset, to its distribution center operating costs. In order to correct its accounting practice to be in accordance with EITF Issue No. 02-16 “Accounting by a Customer (Including a Reseller) for Certain Consideration Received by a Vendor”, the Company will now defer recognition of these credits by recording a reserve against its inventory value, and will recognize the benefit as the merchandise is sold. The effect of the error of not previously deferring these credits was considered not to be material to the Company’s previously issued financial statements. Accordingly, the Company has recorded a $3.8 million non-cash charge to cost of sales in the second quarter, or $2.4 million, or $0.08 per diluted

--more--

Stage Stores Announces Completion of its
Inventory Valuation Methodology Review
Page - 4

share, after tax, which represents the cumulative effect of the correction of the error as of April 29, 2006. The portion of such correction relating to prior fiscal years of $2.1 million, or $0.07 per diluted share, after tax, is not material to the Company’s expected fiscal 2006 operating results.

Second Quarter Results

The Company reported that total sales for the second quarter ended July 29, 2006 increased 17.0% to $362.1 million from $309.4 million for the prior year second quarter ended July 30, 2005. The increase in second quarter sales was driven by a comparable store sales increase of 4.5%, as well as sales generated by new stores not yet in the comparable store sales base, and sales of $32.4 million contributed by the acquired B.C. Moore stores.

The Company also reported second quarter net income of $3.9 million, or $0.13 per diluted share, compared to $6.5 million, or $0.22 per diluted share, in the same quarter last year. The Company noted that this year’s second quarter results, which are not comparable to last year due, in part, to the changes in accounting principles, include a charge of $(0.08) per diluted share for the cumulative effect of the correction of the error related to accounting for credits received from vendors for handling charges at the Company’s distribution centers, incremental charges of $(0.02) per diluted share for stock option expensing and other long-term incentive equity awards, charges totaling $(0.04) per diluted share related to the acquisition, transition and conversion of the B.C. Moore stores and increased property insurance premiums of $(0.01) per diluted share due to claims activity related to last year’s hurricanes. These were partially offset by the reimbursements received by the Company for hurricane related losses totaling $0.05 per diluted share. The Company further noted that last year’s results, which were calculated utilizing the retail method, benefited from a reduction of accrued liabilities to landlords for contingent rent obligations and store real estate taxes of approximately $0.03 per diluted share, and included total charges of $(0.01) per diluted share related to the closure and consolidation of its Knoxville, Tennessee distribution center. Lastly, adopting the cost method added $0.11 per diluted share to this year’s second quarter results as compared to what results would have been utilizing the retail method.

Mr. Scarborough commented, “While our second quarter bottom-line results reflect the impact of several unusual and non-comparable items, we are generally pleased with our core business performance for the second quarter. We are also pleased with our operational performance for the quarter, as important strides have been made in a number

--more--

Stage Stores Announces Completion of its
Inventory Valuation Methodology Review
Page - 5

of strategic areas. These included remaining on schedule during the conversion and renovation of the former B.C. Moore stores, growing the number of our Estee Lauder and Clinique counters, achieving productivity improvements in our South Hill, Virginia distribution center, building the merchandise levels in our Peebles stores, and doubling our quarterly dividend.”

Total sales for the six-month period ended July 29, 2006 increased 13.9% to $705.6 million from $619.5 million last year. The increase in six-month sales was driven by a comparable store sales increase of 3.8%, as well as sales generated by new stores not yet in the comparable store sales base, and sales of $50.6 million contributed by the acquired B.C. Moore stores. Net income for the six-month period was $12.9 million, or $0.44 per diluted share, compared to $27.0 million, or $0.91 per diluted share, for the same period last year. The Company noted that net income and diluted earnings per share for the two periods are not comparable due to, among other things, the changes in accounting principles that were retrospectively applied as of the beginning of the 2006 fiscal year.

Fiscal 2006 - Third Quarter, Fourth Quarter and Updated Full Year Outlook

3rd Quarter 2006:

The Company provided the following guidance for the third quarter ending October 28, 2006:

	3Q 2006 OUTLOOK			3Q 2005 ACTUAL
Sales ($mm)	$351.0	-	$353.0	$306.0

Net Income ($mm)	$(0.3)	-	$0.6	$9.1

Diluted EPS	$(0.01)	-	$0.02	$0.31

Diluted Shares (m)	29,693			29,502

In issuing its third quarter guidance, the Company provided the following additional information:

•	Comparable store sales assumption - low single digits.
•	Estimated incremental impact on diluted EPS of stock option expensing and other long-term incentive equity awards - $(0.02) per share.

--more--

Stage Stores Announces Completion of its
Inventory Valuation Methodology Review
Page - 6

•	Estimated impact on diluted EPS from the B.C. Moore acquisition, transition and conversion - $(0.07) per share.
•	Estimated impact on diluted EPS from increased property insurance premiums due to claims activity related to last year’s hurricanes - $(0.01) per share.
•	Estimated impact on diluted EPS from the Company’s inventory valuation methodology review related to fees paid to third parties - $(0.03) per share.
•	Estimated impact on diluted EPS related to reimbursements received by the Company for hurricane related losses - $0.02
•
Last year’s third quarter results included total charges of $(0.01) per diluted share related to the closure and consolidation of the Company’s Knoxville, Tennessee distribution center, as well as a one-time gain of $0.05 per diluted share associated with reducing the Company’s estimated liability to Alliance Data related to the prior sale of the Peebles credit card portfolio.

•
Net income and diluted earnings per share for the two periods are not comparable due to, among other things, the changes in accounting principles that were retrospectively applied as of the beginning of the 2006 fiscal year. The impact on third quarter results of utilizing the cost method as compared to the retail method is estimated to be a reduction of $(0.06) per diluted share.

4th Quarter 2006:

The Company provided the following guidance for the fourth quarter ending February 3, 2007:

	4Q 2006 OUTLOOK			4Q 2005 ACTUAL
Sales ($mm)	$492.0	-	$502.0	$418.6

Net Income ($mm)	$40.0	-	$41.5	$19.7

Diluted EPS	$1.34	-	$1.39	$0.68

Diluted Shares (m)	29,893			28,936

--more--

Stage Stores Announces Completion of its
Inventory Valuation Methodology Review
Page - 7

In issuing its fourth quarter guidance, the Company provided the following additional information:

•	Comparable store sales assumption - low to mid single digits.
•	Estimated incremental impact on diluted EPS of stock option expensing and other long-term incentive equity awards - $(0.02) per share.
•	Estimated accretive impact on diluted EPS from the converted B.C. Moore stores in their first full quarter of operation as Peebles stores - $0.05 per share.
•	Estimated impact on diluted EPS from increased property insurance premiums due to claims activity related to last year’s hurricanes - $(0.01) per share.
•
This year’s 4th quarter will have an extra week (14th week). The expected impact of the 14th week is an increase in sales of from $16.5 - $17.5 million, while the expected impact of the 14th week on net earnings is $0.02 - $0.04 per diluted share.

•	Last year’s fourth quarter results included total charges of $(0.03) per diluted share related to the closure and consolidation of the Company’s Knoxville, Tennessee distribution center.
•
Net income and diluted earnings per share for the two periods are not comparable due to, among other things, the changes in accounting principles that were retrospectively applied as of the beginning of the 2006 fiscal year. The impact on fourth quarter results of utilizing the cost method as compared to the retail method is estimated to be an increase of $0.34 per diluted share.

FY 2006:

The Company provided the following updated guidance for the 2006 fiscal year ending February 3, 2007 to reflect first half actual results:

	FY 2006 OUTLOOK			FY 2005 ACTUAL
Sales ($mm)	$1,548.6	-	$1,560.6	$1,344.1

Net Income ($mm)	$52.6	-	$55.0	$55.9

Diluted EPS	$1.79	-	$1.87	$1.90

Diluted Shares (m)	29,404			29,360

--more--

Stage Stores Announces Completion of its
Inventory Valuation Methodology Review
Page - 8

In updating its fiscal 2006 guidance, the Company provided the following additional information:

•	Comparable store sales assumption - low single digits.
•	Estimated incremental impact on diluted EPS of stock option expensing and other long-term incentive equity awards - $(0.09) per share.
•	Estimated impact on diluted EPS from the B.C. Moore acquisition, transition and conversion - $(0.07) per share.
•
Estimated impact on diluted EPS from increased property insurance premiums due to claims activity related to last year’s hurricanes - $(0.03) per share. This was offset by the reimbursements received by the Company for hurricane related losses in the second and third quarters totaling $0.07 per diluted share.

•	Estimated impact on diluted EPS from the Company’s inventory valuation methodology review related to fees paid to third parties - $(0.03) per share.
•
Fiscal 2006 will have an extra week (53rd week). The expected impact of the 53rd week is an increase in sales of from $16.5 - $17.5 million, while the expected impact of the 53rd week on net earnings is $0.02 - $0.04 per diluted share.

•
Net income and diluted earnings per share for the two periods are not comparable due to, among other things, the correction of the error in fiscal year 2006 related to vendor credits and the changes in accounting principles that were retrospectively applied as of the beginning of the 2006 fiscal year. The impact on full year results of the correction of the error was $(0.07) per diluted share, while the impact of utilizing the cost method as compared to the retail method is estimated to be a reduction of $(0.02) per diluted share.

•
Last year’s results included total charges of $(0.05) per diluted share related to the closure and consolidation of the Company’s Knoxville, Tennessee distribution center, included a one-time gain of $0.06 per diluted share associated with reducing the Company’s estimated liability to Alliance Data related to the prior sale of the Peebles credit card portfolio and benefited from a reduction of accrued liabilities to landlords for contingent rent obligations and store real estate taxes of approximately $0.03 per diluted share.

--more--

Stage Stores Announces Completion of its
Inventory Valuation Methodology Review
Page - 9

Conference Call Information

The Company will hold a conference call at 9:30 a.m. Eastern Time on Wednesday, October 25, 2006 to discuss the findings and conclusions of its inventory valuation methodology review, as well as to review its second quarter financial results and its outlook for the remainder of the 2006 fiscal year.

Interested parties can participate in the Company’s conference call by dialing 703-639-1377. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link. A replay of the conference call will be available online for one week until midnight on November 1, 2006.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 641 stores located in 33 states. The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states. For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

“Safe Harbor” Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including comments regarding the Company’s outlook and expectations for the third and fourth quarters of the 2006 fiscal year and full 2006 fiscal year. The Company intends forward looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “could”, “anticipates”, “plans” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2006, in the Company’s subsequent quarterly reports on Form 10-Q as filed with the SEC and other factors as may periodically be described in other Company filings with the SEC.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(unaudited)

	Thirteen Weeks Ended
	July 29, 2006		July 30, 2005
	Amount	% to Sales	Amount	% to Sales

Net sales	$362,104	100.0%	$309,430	100.0%
Cost of sales and related buying, occupancy and distribution expenses	266,526	73.6%	226,661	73.3%
Gross profit	95,578	26.4%	82,769	26.7%
Selling, general and administrative expenses	86,203	23.8%	71,047	23.0%
Store pre-opening costs	1,922	0.5%	739	0.2%
Interest expense, net of interest income of $0 and $0, respectively	1,313	0.4%	645	0.2%
Income before income tax	6,140	1.7%	10,338	3.3%
Income tax expense	2,287	0.6%	3,825	1.2%
Net income	$3,853	1.1%	$6,513	2.1%

Basic and diluted earnings per share data:
Basic earnings per share	$0.14		$0.24
Basic weighted average shares outstanding	26,689		27,225

Diluted earnings per share	$0.13		$0.22
Diluted weighted average shares outstanding	29,028		29,819

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(unaudited)

	Twenty-Six Weeks Ended
	July 29, 2006		July 30, 2005
	Amount	% to Sales	Amount	% to Sales (1)

Net sales	$705,645	100.0%	$619,490	100.0%
Cost of sales and related buying, occupancy and distribution expenses	510,397	72.3%	432,559	69.8%
Gross profit	195,248	27.7%	186,931	30.2%
Selling, general and administrative expenses	169,836	24.1%	141,211	22.8%
Store pre-opening costs	2,737	0.4%	1,694	0.3%
Interest expense, net of interest income of $100 and $128, respectively	2,120	0.3%	1,113	0.2%
Income before income tax	20,555	2.9%	42,913	6.9%
Income tax expense	7,657	1.1%	15,878	2.6%
Net income	$12,898	1.8%	$27,035	4.4%

(1) Percentages may not foot due to rounding.

Basic and diluted earnings per share data:
Basic earnings per share	$0.48		$0.99
Basic weighted average shares outstanding	26,638		27,346

Diluted earnings per share	$0.44		$0.91
Diluted weighted average shares outstanding	29,014		29,849

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par values)
(Unaudited)

	July 29, 2006	January 28, 2006

ASSETS
Cash and cash equivalents	$22,020	$33,683
Merchandise inventories, net	324,122	283,665
Current deferred taxes	41,230	24,270
Prepaid expenses and other current assets	30,725	36,076
Total current assets	418,097	377,694

Property, equipment and leasehold improvements, net	255,917	244,091
Goodwill	95,374	79,353
Intangible asset	14,910	14,910
Other non-current assets, net	17,306	15,605
Total assets	$801,604	$731,653

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$112,483	$81,719
Income taxes payable	-	8,968
Current portion of debt obligations	80	74
Accrued expenses and other current liabilities	75,024	64,423
Total current liabilities	187,587	155,184

Debt obligations	41,938	2,979
Deferred taxes	2,667	9,860
Other long-term liabilities	69,006	61,798
Total liabilities	301,198	229,821

Commitments and contingencies

Common stock, par value $0.01, 50,000 shares authorized, 33,737 and 33,033 shares issued, respectively	337	330
Additional paid-in capital	427,627	412,456
Less treasury stock - at cost, 7,023 and 6,448 shares, respectively	(161,210)	(143,515)
Minimum pension liability adjustment	(1,981)	(1,981)
Retained earnings	235,633	234,542
Stockholders' equity	500,406	501,832
Total liabilities and stockholders' equity	$801,604	$731,653

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twenty-Six Weeks Ended July 29, 2006	Twenty-Six Weeks Ended July 30, 2005
Cash flows from operating activities:
Net income	$12,898	$27,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,307	19,493
Gain on insurance proceeds related to property, equipment and leasehold improvements	(1,245)	-
Deferred income taxes	(8,031)	(845)
Stock option income tax benefits	5,380	2,311
Stock compensation expense	2,236	347
Amortization of debt issue costs	223	223
Excess tax benefits from stock based compensation	(4,197)	-
Construction allowances received from landlords	3,537	6,303
Proceeds from sale of private label credit card portfolio, net	4,436	-
Changes in operating assets and liabilities:
Increase in merchandise inventories	(39,173)	(41,545)
Decrease (increase) in other assets	8,048	(6,323)
Increase in accounts payable and other liabilities	14,479	15,659
Total adjustments	8,000	(4,377)
Net cash provided by operating activities	20,898	22,658

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(29,242)	(38,239)
Acquisition of B.C. Moore, net of cash acquired	(35,622)	-
Proceeds from insurance on property, equipment and leasehold improvements	1,245	-
Proceeds from retirements of property and equipment	32	-
Net cash used in investing activities	(63,587)	(38,239)

Cash flows from financing activities:
Proceeds from (payments on):
Borrowings under revolving credit facility, net	39,000	2,000
Repurchases of common stock	(17,695)	(15,093)
Debt obligations	(35)	(91)
Exercise of stock options and warrants	7,562	3,959
Excess tax benefits from stock based compensation	4,197	-
Cash dividends	(2,003)	-
Net cash provided by (used in) financing activities	31,026	(9,225)
Net decrease in cash and cash equivalents	(11,663)	(24,806)

Cash and cash equivalents:
Beginning of period	33,683	40,455
End of period	$22,020	$15,649

Supplemental disclosures:
Interest paid	$1,717	$906
Income taxes paid	$23,665	$22,640
Unpaid liabilities for capital expenditures	$518	$-